Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery

For Tender of Shares of Common Stock

of

BAYCORP HOLDINGS, LTD.

to

SLOAN ACQUISITION CORP.

a wholly owned subsidiary of

SLOAN GROUP LTD.

(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, EASTERN TIME, ON WEDNESDAY, NOVEMBER 9, 2005, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (defined below) (i) if certificates (“Share Certificates”), evidencing shares of common stock, par value $0.01 per share, of BayCorp Holdings, Ltd., a Delaware corporation (“BayCorp”), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to SunTrust Bank (the “Depositary”), prior to the Expiration Date (as defined in “The Tender Offer—Section 1” of the Offer to Purchase (defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See “The Tender Offer—Section 3” of the Offer to Purchase.

The Depositary for the Offer is:

SUNTRUST BANK

By Mail: SunTrust Bank Stock Transfer Department P. O. Box 4625 Atlanta, Georgia 30303	By Courier: SunTrust Bank Stock Transfer Department 58 Edgewood Avenue, Room 225 Atlanta, Georgia 30303	By Hand: SunTrust Bank Stock Transfer Department 58 Edgewood Avenue, Room 225 Atlanta, Georgia 30303

By Facsimile Transmission:

(404) 865-5371

To Confirm Facsimile Transmission Only:

(800) 568-3476

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON PAGE 3 MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Sloan Acquisition Corp., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of Sloan Group Ltd., a Bahamas international business corporation (“Sloan Group”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 12, 2005 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below, pursuant to the guaranteed delivery procedures set forth in “The Tender Offer—Section 3” of the Offer to Purchase.

Name of Record Holder(s):	Number of Shares:

Certificate Nos. (if available):

Address(es):
(Please print or type)

☐ Check this box is Shares will be delivered by book-entry transfer and provide the following information:

Zip Code:	Account Number:

(Area Code) Telephone No.:

Dated: , 2005

Signature(s):	Dated: , 2005

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a participant in the Security Transfer Agents Medallion Program, the Stock Exchanges Medallion Program, the New York Stock Exchange Medallion Program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each an “Eligible Institution” and collectively “Eligible Institutions”), guarantees to deliver to the Depositary, at one of its addresses set forth above, either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Shares in the Depositary’s account at The Depository Trust Company, together with an Agent’s Message (as defined in the Offer to Purchase), in each case together with any other documents required by the Letter of Transmittal, within three American Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name	of Firm:

Authorized	Signature:

Name:

(Please Print or Type)

Title:

Address:

Zip	Code:

Area	Code and Telephone Number:

Dated: ,	2005

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.

SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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